Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.  This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  June 10, 2011

                                                                                    TELCREST INVESTMENTS LIMITED

                                                                                    By: /s/ Vladimir Lobastov

                                                                                            Name: Vladimir Lobastov

                                                                                            Title:   Director

                                                                                    LLC “MEDIASET”

                                                                                    By: /s/ Tatiana Duritskaya

                                                                                            Name: Tatiana Duritskaya

                                                                                            Title:   General Director

                                                                                    BANK “ROSSIYA”

                                                                                    By: /s/ Dmitry Lebedev

                                                                                            Name: Dmitry Lebedev

                                                                                            Title:   Chairman of Management Board